UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 17, 2023

QUANTERIX CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-38319	20-8957988
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

900 Middlesex Turnpike Billerica, MA	01821
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 301-9400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	QTRX	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On August 17, 2023, the board of directors (the “Board”) of Quanterix Corporation (the “Company”) appointed William P. Donnelly to serve on the Board and the Audit Committee of the Board, in each case effective immediately. Mr. Donnelly will serve as a Class III director with a term that will expire at the Company’s 2026 annual meeting of stockholders.

There is no arrangement or understanding between Mr. Donnelly and any other person pursuant to which he was selected as a director of the Company, and there is no family relationship between Mr. Donnelly and any of the Company’s other directors or executive officers. Mr. Donnelly does not have a material interest in any transaction that is required to be disclosed under Item 404(a) of Regulation S-K.

In accordance with the Company’s amended and restated non-employee director compensation policy (the “Policy”), Mr. Donnelly will receive an equity award valued at $400,000 comprised of (i) 60% non-qualified stock options to purchase the Company’s common stock at an exercise price equal to the closing price of the common stock on August 17, 2023 and (ii) 40% restricted stock units (“RSUs”). The options vest over three years from the date of grant, with one-third vesting on the first anniversary and the remainder vesting over the following two years in 24 successive equal monthly installments. The RSUs vest over a three-year period, with one-third vesting on each of the first, second, and third anniversaries of the grant date. Under the Policy, Mr. Donnelly will also be entitled to a retainer of $40,000 per year as a member of the Board and $10,000 per year as a member of the Audit Committee, in each case pro-rated for any partial year of service. Additionally, he will be eligible to receive an annual equity award valued at $200,000 and comprised of 60% non-qualified stock options and (B) 40% RSUs, which vest in full on December 31st of the year in which such award was granted. He will also be entitled to reimbursement of his out-of-pocket expenses associated with his service on the Board and indemnification pursuant to the standard indemnification agreement between the Company and its directors.

A copy of the press release dated August 21, 2023 announcing the appointment of Mr. Donnelly is filed as Exhibit 99.1 hereto and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated August 21, 2023
104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

QUANTERIX CORPORATION

By:	/s/ Masoud Toloue
Masoud Toloue
Chief Executive Officer

Date: August 22, 2023